UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

BOSTON PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2020

Boston Properties, Inc. (the “Company”) issued the following press release announcing the change to a virtual-only meeting for its 2020 Annual Meeting of Stockholders to be held on May 20, 2020 (the “Annual Meeting”). The following press release relates to the definitive proxy statement (the “Proxy Statement”) of the Company dated April 3, 2020 and made available to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This press release is being filed as definitive additional proxy solicitation material with the Securities and Exchange Commission on or about May 8, 2020 and should be read in conjunction with the Proxy Statement.

Boston Properties Announces Change to Virtual-Only Meeting for
its 2020 Annual Meeting of Stockholders

BOSTON, MA, May 08, 2020 - Boston Properties, Inc. (NYSE: BXP) announced today that, due to the public health concerns relating to the COVID-19 pandemic and to support the social-distancing policies promoted by our public health officials, it will hold its 2020 annual meeting of stockholders (the “Annual Meeting”) in a virtual meeting format via live audio webcast only. The Annual Meeting will still be held on Wednesday, May 20, 2020 at 9:00 a.m. Eastern Time. Stockholders will not be able to attend the Annual Meeting in person but will be able to vote and submit questions online during the meeting. The Company intends to resume in-person stockholder meetings beginning in 2021.

As described in the proxy materials for the Annual Meeting that were previously distributed, only holders of record of the Company’s common stock as of the close of business on March 25, 2020, the record date, and persons holding a valid legal proxy or voting instruction form provided by a bank, broker or other nominee, will be entitled to participate in the Annual Meeting.

The Annual Meeting can be accessed by stockholders at www.virtualshareholdermeeting.com/BXP2020 beginning at 8:45 a.m. Eastern Time using the 16-digit control number on their proxy card, voting instruction form or notice of internet availability. Authenticated stockholders will be able to vote, submit appropriate questions and examine our stockholder list online during the meeting.

All stockholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card, voting instruction form and notice of internet availability, all of which were previously distributed, will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting. Stockholders who have already voted do not need to take any additional action.

ABOUT BOSTON PROPERTIES
Boston Properties (NYSE: BXP) is one of the largest publicly-held developers and owners of Class A office properties in the United States, concentrated in five markets - Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 51.8 million square feet and 196 properties, including 10 properties under construction.

AT THE COMPANY
Mike LaBelle
Executive Vice President
Chief Financial Officer and Treasurer
617.236.3352

Sara Buda
Vice President, Investor Relations
sbuda@bxp.com
617.236.3429